Exhibit 99

News Release

STANDEX INTERNATIONAL CORPORATION ■ SALEM, NH 03079 ■ TEL (603) 893-9701 ■ WEB www.standex.com

STANDEX ANNOUNCES PROMOTION OF ADEMIR SARCEVIC TO EXECUTIVE VICE PRESIDENT, CORPORATE & GROUP PRESIDENT, ELECTRONICS

SALEM, NH – May 12, 2026 – Standex International Corporation (NYSE: SXI), a leading manufacturer of highly engineered components and systems, today announced the promotion of Ademir Sarcevic to the role of Executive Vice President-Corporate and Group President-Electronics .

In his expanded role, Mr. Sarcevic will assume responsibility for driving accelerated growth across the Company’s Electronics segment while also overseeing certain corporate projects & initiatives. He will continue to serve as Chief Financial Officer until the Company has completed its search for a successor CFO, ensuring continuity and stability during the transition.

Mr. Sarcevic joined Standex as CFO in 2019, and has played a central role in strengthening the Company’s finance organization, driving margin improvements, enhancing capital allocation discipline, and building the Company’s investor relations function.

“Ademir is an exceptional leader,” said David Dunbar, President and Chief Executive Officer. “Over the past seven years, he has been instrumental in solidifying our finance and investor relations functions and working across our businesses to position the Company for long‑term value creation. I am excited about his ability to bring the same level of rigor, strategic insight, and execution focus to drive accelerated growth and performance across our Electronics platform.”

“As we continue to execute our strategy, this evolution in leadership roles reflects our focus on scale, operational maturity, and growth,” Mr. Dunbar added. “Ademir’s deep understanding of our businesses, knowledge of our people and our culture and his proven leadership make him uniquely suited to take on these expanded responsibilities.”

About Standex

Standex International Corporation is a multi-industry manufacturer in four broad business segments: Electronics, Aerospace and Defense, Scientific, and Engraving & Hydraulics with operations in the United States, Europe, Canada, Japan, Singapore, Mexico, Turkey, India, and China. For additional information, visit the Company's website at http://standex.com/.

Contact:

Christopher Howe

Director of IR

(773) 754-5394

e-mail:  InvestorRelations@Standex.com

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